UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 21, 2011

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 21, 2011, Computer Software Innovations, Inc. (the “Company”) and RBC Bank (USA) (“the Bank”) entered into a modification (the “Modification”) of the Company’s $8,000,000 revolving credit facility (the “Credit Facility”). The Modification extends the maturity date of the Credit Facility from June 30, 2012 to July 3, 2013.

The Modification is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated herein by reference.

The Credit Facility is a facility under which we may borrow, repay and then re-borrow. Advances and repayments occur daily under the Credit Facility, reflecting cash receipts and the Company’s working capital needs. Set forth below is the outstanding balance as of specific dates through September 19, 2011. The balances presented reflect aggregate advances and pay downs which the Company deems material, or significant. Such information through August 8, 2011 was previously disclosed in our Form 10-Q filed with the SEC on August 15, 2011.

Date	Loan Balance ($)
August 11, 2011	1,089,000
August 16, 2011	994,000
August 22, 2011	1,486,000
August 26, 2011	1,922,000
August 31, 2011	2,274,000
September 6, 2011	2,317,000
September 12, 2011	2,691,000
September 19, 2011	2,162,000

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this report:

Exhibit Number	Description

10.1*	Modification Agreement between the Company and RBC Bank (USA) dated September 21, 2011

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ David B. Dechant
David B. Dechant
Chief Financial Officer

Dated: September 23, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Modification Agreement between the Company and RBC Bank (USA) dated September 21, 2011